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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: October 29, 1998

ACT Teleconferencing, Inc.
(Exact name of registrant as specified in its charter)

Colorado                 0-27560                                      84-1132665
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

1658 Cole Boulevard, Suite 130, Golden, Colorado  80401
(Address of principal executive offices)       Zip Code

(303) 233-3500
(Registrant's telephone number)

Item 2.  Acquisition or Disposition of Assets.  On October 16, 1998, Registrant
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ACT Teleconfrencing, Inc. ("ACT") acquired 100% of the issued capital in
Advanced Multi-Point Conferencing, Inc. ("AMC"), located in Kanata, Ontario, Canada for a purchase price of US$884,365.78 ($84,734.00 cash plus $669,271.98 of ACT common stock (112,710 shares x $5.938 per share) with deferred cash payments over the next six months as follows: $65,179.90 on 1/16/99 and $65,179.90 on 4/16/99 (based on CAN$100,000 x .651799 current exchange rate))
from the following ten Canadian residents: Wendy Threader, Stephen Nava, Mark Kelly, Denis Colbourne, Terry Kelly, Margo Kelly, Jack Threader, Tina Cheung, Anna Cheung, and Tom Moore ("AMC sellers"). Deferred payments will be adjusted to reflect the exchange rate on the date of payment.

ACT did not have any preexisting relationship with any of the AMC sellers. Upon further analysis, AMC financial statements will be provided if necessary. Cash from operations provided the source of cash for the acquisition.

Item 9.  Sale of Equity Securities Pursuant to Regulation S.  Pursuant to
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Regulation S, on October 16, 1998, ACT issued 112,710 shares of common stock at
$5.938 per share in a private offering to Canadian residents Wendy Threader, Stephen Nava, Mark Kelly, Denis Colbourne, Terry Kelly, Margo Kelly, Jack Threader, Tina Cheung, Anna Cheung, and Tom Moore in connection with ACT's acquisition of the issued capital of AMC.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            -----------------------------------
                                            ACT Teleconferencing, Inc.
                                                   (Registrant)

Date:  October 29, 1998                     By:/s/ Gavin Thomson
                                                   (Signature)
                                            Gavin Thomson
                                            Chief Financial Officer

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